AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Fund Accounting Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series, The American Trust Allegiance Fund, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and amend the fees; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit B to the Advisors Series Trust Fund Accounting Servicing Agreement

Name of Series	Date Added
The American Trust Allegiance Fund	11/18/2002
American Trust Energy Alternatives Fund	on or after 12/12/2007

For the services rendered by USBFS under this Agreement, the Fund(s) listed herein shall pay USBFS compensation as set forth in the Fee Schedule below:

FUND ACCOUNTING SERVICES FEE SCHEDULE at December, 2007
Domestic Equity Funds*
$[___] for the first $20 million (YEAR 1)
$[___] for the first $20 million (YEAR 2)
[___] basis points on the next $30 million
[___] basis points on the next $50 million
[___] basis point on the balance

Domestic Balanced Funds*
$[___] for the first $20 million
[___] basis points on the next $30 million
[___] basis points on the next $200 million
[___] basis point on the balance
Domestic Fixed Income Funds
Short or Derivative Funds
International Equity Funds
Money Market Funds
$[___] for the first $20 million
[___] basis points on the next $30 million
[___] basis points on the next $200 million
[___] basis point on the balance

International Income Funds
$[___] for the first $20 million
[___] basis points on the next $30 million
[___] basis points on the next $200 million
[___] basis point on the balance

Extraordinary Services- quotes separately

Master/Feeder Funds
Each master and feeder is charged according to the schedule.

Multiple Manager Funds
Additional base fee:
$[___] per manager/sub-advisor per fund
Multiple Classes
Each class is an additional [___]% of the charge of the initial class.

Conversion Estimate – one month’s fee (WAIVED)

NOTE – all schedules subject to change depending upon the use of derivatives- options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:
$[___]  Domestic and Canadian Equities
$[___]  Options
$[___]  Corp/Gov/Agency Bonds
$[___]  CMO's
$[___]  International Equities and Bonds
$[___]  Municipal Bonds
$[___]  Money Market Instruments
$[___]  Per fund per month - Mutual Funds
Corporate Actions - $[___] per corporate action
Factor Services (BondBuyer)
Per CMO -                                $[___]/month
Per Mortgage Backed -          $[___]/month
Minimum                       -          $[___]/fund group/month
Web Services
Report Source: On-line internet access to standard reports and files from the fund accounting system. No initial set-up charge. $[___]/ month.

MFS On-Line System Access: On-line internet access to USBFS systems. $[___] initial set-up per concurrent connection. $[___]/ month per concurrent connection.

Advisor’s Signature below acknowledges approval of the fee schedule above.
American Trust Investment Advisors, LLC

By:       /s/ Paul H. Collins

Printed Name:   Paul H. Collins

Title:   President                                                                                                                     Date:     2/5/2008